FOR IMMEDIATE RELEASE

CONTACT:	William J. Pasenelli
Chief Financial Officer
888.745.2265

TRI-COUNTY FINANCIAL CORPORATION
ANNOUNCES ANNUAL MEETING DATE

Waldorf, Maryland, March 29, 2010 - Tri-County Financial Corporation (OTCBB:TCFC), the holding company for Community Bank of Tri-County, announced today that its Annual Meeting of Stockholders will be held on Monday, May 10, 2010 in the Board Room at Community Bank of Tri-County, 3035 Leonardtown Road, Waldorf, Maryland at 10:00 a.m.

Tri-County Financial Corporation is the bank holding company for Community Bank of Tri-County, which conducts business through its main office in Waldorf, Maryland, and nine branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby and California, Maryland.